UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    August 3, 2007

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	000-52558 (Commission File Number)	20-5973352 (IRS Employer Identification No.)

7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

        Registrant’s telephone number, including area code (720) 407-6530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into an Amendment to a Material Definitive Agreement.

On August 3, 2007 Disaboom Inc. (“Disaboom”) entered an amended Services Agreement (the “Amendment”) with Cowboy International, Inc. (“Cowboy”). This Amendment replaces the Services Agreement entered between Disaboom and Cowboy on July 5, 2007 for the creation of a comprehensive and integrated marketing, advertising, and branding campaign for Disaboom’s website www.disaboom.com. Disaboom and Cowboy have no relationship other than that created by the July 5, 2007 Services Agreement and the Amendment.

In exchange for Cowboy’s marketing, advertising and branding services, Disaboom has agreed to pay Cowboy $133,071 per month on a monthly retainer basis through June 30, 2008. Cowboy has agreed to provide monthly invoices to Disaboom for all services rendered and out of pocket expenses. Either party may terminate the Amendment at any time by providing written notice to the other party. If Disaboom elects to terminate the Amendment prior to the termination date of June 30, 2008, Disaboom shall remain liable to Cowboy for payment of all approved expenses, all services rendered through the effective date of the early termination, and a one month advance fee.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2007	Disaboom, Inc. (Registrant) /s/ John Walpuck Name: John Walpuck Title: Chief Financial Officer